EXHIBIT 4.5
                        OPTION AGREEMENT
               FOR THE PURCHASE OF COMMON STOCK


       This Agreement is dated as of _______, 1996 between NUWAVE
TECHNOLOGIES, INC., a Delaware corporation (the "Company") and
______________ ("Optionee").

                    Preliminary Statement

      This Agreement sets forth the terms pursuant to which Optionee shall have the right to purchase from the Company a total of ________ shares of common stock of the Company, $.01 par value (the "Common Stock").

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

      1. 	Definitions.  As used in this Agreement, the following
terms shall have the following respective meanings:

        		(a)	Expiration Date, with respect to any Optioned
Shares, shall mean 5 p.m. Eastern Standard Time on the fifth anniversary of the date upon which such shares became Vested
Shares. With respect to Unvested Shares, the Expiration Date shall also mean the Effective Time of Termination of Employment.

          (b) 	Optioned Stock shall mean the ________ shares of
Common Stock of the Company which Optionee may purchase pursuant to the terms of this Agreement (the "Shares").

          (c) 	Purchase Price shall mean $_______ for each share
of Common Stock (the "Purchase Price").

          (d) 	Unvested Shares shall mean any shares of Optioned
Stock which are not Vested Shares.

          (e) 	Vested Shares shall mean (i) ________ of the
Shares as of the date of this Agreement, (ii) _______ Shares if the Optionee is employed by the Company on ______, 1997, and
(iii) _________ if the Optionee is employed by the Company on __________, 1998.

          (f) 	Effective Time of Termination of Employment.  For
purposes of this Agreement, Termination of Employment shall be effective upon the giving notice of such Termination to the Employee as provided for in Section 9 of this Agreement.

     2. 	Grant of Option to Optionee.  Simultaneously with the
execution and delivery of this Agreement, Optionee is granted the option (the "Option") to purchase the Vested Shares for the purchase price of $2.00 per share, upon the terms and conditions set forth in this Agreement.

     3. 	Exercise of Option.  The Option provided for in this
Agreement may be exercised only by Optionee or, in the event of Optionee's death, any duly qualified representative of his estate. It may be exercised in whole at any time or in part from time to time prior to the Expiration Date. No fractional shares of Common Stock will be issued. Optionee may exercise this purchase right by giving written notice of such exercise at the general corporate offices of the Company, (or at such other agency or office of the Company as it may designate by notice in writing to Optionee) and by payment to the Company of the Purchase Price in cash or by check for each share of Optioned
Stock being purchased. In the event of any exercise of any Option provided for in this Agreement, certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be delivered to Optionee within a reasonable time, not exceeding ten days after the Option shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of all or part of the Option shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Option was surrendered and payment of the Purchase
Price made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     4. 	Holdback Agreement.	In the event the Company sells any
of its stock to the public pursuant to an underwritten offering registered pursuant to the Securities Act of 1933, as amended
(the "Act"), Optionee agrees that he will not sell any of the Shares then owned by him or subject to this Agreement for a 12 month period following the date such registration statement becomes effective under the Act (the "Lock-Up Period"), without the consent of the underwriter, unless a shorter Lock-Up Period is agreed to by the underwriter.

     5. 	Adjustment of Number of Option Shares.

        (a) 	If, at any time after the date of this Agreement,
the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Purchase Price shall be appropriately decreased and the number of shares of Optioned Stock thereafter issuable on exercise of the Option shall be increased in proportion to such increase in outstanding shares.

        (b) 	If, at any time after the date of this Agreement,
the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Purchase Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of the Option shall be decreased in proportion to such decrease in outstanding shares.

     6. 	Representations, Warranties and Agreements of Optionee
with respect to registration of the sale of the Optioned Stock and Continued Applicability of Agreement. Optionee hereby represents and warrants to the Company that the Optioned Stock will be acquired for Optionee's own account, for investment purposes and not with a view to the distribution thereof, nor with any intention of making such distribution at the time the Option is exercised. Optionee is a sophisticated individual with significant experience in commercial affairs and has had full access to all information requested by him with respect to the Company's current and proposed operations. Optionee understands that the sale to Optionee of Optioned Stock has not been registered under the Act, by reason of its proposed issuance in a transaction exempt from the registration requirements of the Act and that the Optioned Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Act or the transaction is exempt from registration. In connection with the foregoing, Optionee also agrees that the issuance of all or any portion of the Optioned Stock is subject to the receipt by the Company at the time of its issuance of an opinion of its counsel reasonably acceptable to the Company that the issuance of such shares is exempt from registration pursuant to an exemption provided for in the Act, and that in the absence of such an opinion, the Option provided for in this Agreement shall be considered withdrawn and terminated. Optionee agrees that the Company will not be liable for any damages incurred by Optionee in the event such an opinion cannot reasonably be obtained. The Optionee is familiar with the provisions of Section 501 of Regulation D promulgated by the Securities and Exchange
Commission pursuant to the Act and represents and agrees with the Company that Optionee is being employed as an executive officer of the Company within the meaning of subsection (f) of Section
501 simultaneously with the execution of this Agreement.

     7. 	No Right to Employment.  This Agreement shall not
entitle Optionee to any right or claim to be employed or retained by the Company or limit the right of the Company to terminate any agreement it may have with Optionee or to change the terms of such employment.

     8. 	Legends.  All stock certificates representing Optioned
Stock issued to Optionee shall have affixed thereto a legend substantially in the following form:

                   		"THE SECURITIES REPRESENTED BY THIS
                CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT
                   AND HAVE NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933.  THESE SECURITIES MAY
                 NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
                 SUCH REGISTRATION OR AN EXEMPTION THEREFROM
                             UNDER SAID ACT."

     9. 	Notices.  All notices or other communications which are
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by air courier or first class or certified mail addressed as follows:

		If to Optionee:



		If to the Company: NUWave Technologies, Inc.
				              	  One Passaic Avenue
					                Fairfield, New Jersey  07004

		With a copy to:	  	Greenberg Traurig
              					  777 S. Flagler Drive, Suite 310-East
                					West Palm Beach, FL, 33401
					                Attn: Morris C. Brown

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

     10. 	Governing Law.  This Agreement shall be governed by,
and construed in accordance with, the laws of the State of New
Jersey applicable to contracts made and to be performed wholly therein.

     11. 	Entire Agreement.  This Agreement contains the entire
agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreements.

     12. 	Counterparts.  This Agreement may be executed in on or
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     13. 	Amendments.  This Agreement, or any provisions hereof,
may not be amended, changed or modified without the prior written consent of each of the parties hereto.

    	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                             						NUWAVE TECHNOLOGIES, INC.


						                         By: ______________________________________
                            							Gerald Zarin, President

ACCEPTED AND AGREED TO:





________________________________
(Name of Employee or Consultant)
Address: